UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2006

VitalStream Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-107020	87-0429944
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100 Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (949) 743-2000

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On October 8, 2006, the board of directors of VitalStream Holdings, Inc. (the "Company") approved the acceleration of certain unvested options to purchase shares of the Company's common stock for the following persons, and in the following amounts:

Eric L. Mersch, the Company's Chief Financial Officer (with respect to 100% of unvested options held by Mr. Mersch as of the date of closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated October 12, 2006, by and among the Company, Internap Network Services Corp. and Internap Acquisition Corp. (the "Closing")).

Christopher L. Dion, the Company's Senior Vice President of Business Development (with respect to 100% of unvested options held by Mr. Dion as of the date of Closing).

Arturo Sida, the Company's Chief Legal Officer (with respect to 50% of unvested options held by Mr. Sida as of the date of Closing).

Michael Maeso, the Company's Executive Vice President of Global Sales and Marketing (with respect to 50% of unvested options held by Mr. Maeso as of the date of Closing).

The accelerations of unvested options set forth above are conditional upon the occurrence of the Closing.

Item 2.02 Results of Operations and Financial Condition

On October 9, 2006, the Company issued a press release (the "Press Release") entitled "VitalStream Announces Preliminary Third Quarter Results; Reaffirms 2006 Guidance and Sets Preliminary 2007 Outlook." The full text of the Press Release is provided herewith as Exhibit 99.1.

The information in Item 2.02 of this Report (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release issued by the Company dated October 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VitalStream Holdings, Inc.

Dated: October 12, 2006	By:	/s/ Philip N. Kaplan
Philip N. Kaplan
President